Exhibit 99.1

Audacy, Inc. Announces 1-For-30 Reverse Stock Split

PHILADELPHIA, PA — June 30, 2023 — As previously announced on June 6, 2023, Audacy, Inc. (NYSE: AUD; OTC: AUDA) (the “Company” or “Audacy”) effected a 1-for-30 reverse stock split of the Company’s Class A and Class B common stock on June 30, 2023. The Company’s Class A common stock will begin trading on a split-adjusted basis at the opening of the market on June 30, 2023, under a new CUSIP number, 05070N 202. At the Annual Meeting of Shareholders held on May 24, 2023, the Company’s shareholders approved a reverse stock split of the Company’s outstanding Class A and Class B common stock at a ratio within a range between 1-for-two and 1-for-30, as determined by a committee appointed by the Company’s Board of Directors. This committee established the ratio on June 5, 2023, as has been previously reported.

The 1-for-30 reverse stock split reduced the number of outstanding shares of the Company’s Class A common stock from approximately 137.5 million shares (excluding unvested restricted stock) to approximately 4.6 million shares (excluding unvested restricted stock) and reduced the number of outstanding shares of the Company’s Class B common stock from approximately 4.0 million shares to approximately 135 thousand shares. Proportional adjustments were made to the number of shares of Audacy’s Class A common stock subject to outstanding equity awards, as well as to the applicable exercise prices.

Information for Audacy Shareholders

At the effective time of the reverse stock split, Audacy shareholders received one share of Company Class A or Class B common stock for every 30 shares of Class A or Class B common stock held, as applicable. Record holders of Class A or Class B common stock will receive a transaction statement with respect to the exchange of such shares for post-reverse split shares. American Stock Transfer & Trust Company, LLC, the transfer agent for the Company’s common stock, will act as the exchange agent, and may be contacted at (877) 248-6417. No stock certificates will be issued to reflect the reverse stock split.

Audacy did not issue fractional shares in connection with the reverse stock split. Instead, any shareholders of Class A or Class B common stock who would have been entitled to receive fractional shares as a result of the reverse stock split will instead receive cash payments in lieu of such fractional shares.

In connection with the reverse stock split, there was no change to the total number of authorized shares of Company Class A or Class B common stock as set forth in the Amended and Restated Articles of Incorporation of the Company.

For more information on the reverse stock split, please refer to Audacy’s proxy materials for the May 24, 2023 annual meeting of shareholders, which can be accessed through the investor portion of Audacy’s website at https://audacyinc.com/investors/proxy-materials/ and on the United States Securities and Exchange Commission’s (“SEC”) EDGAR website, https://www.sec.gov/.

About Audacy

Audacy, Inc. (NYSE: AUD; OTC: AUDA) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp), Twitter (@AudacyCorp), LinkedIn (@Audacy-Inc) and Instagram (@lifeataudacy).

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including the Company’s ability to successfully complete the reverse stock split. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the SEC. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

CONTACTS:

David Heim

Audacy

908-472-3927

David.Heim@Audacy.com

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